Exhibit 99.3

News Release

FOR IMMEDIATE RELEASE

Press Contact:

Brenda Stewart

Director of Marketing Communications

312-540-6622

brenda.stewart@merge.com

Merge Healthcare Completes Acquisition of Ophthalmic Imaging Systems (OIS)

Adds ophthalmic imaging solution and EMR to its image interoperability and informatics portfolio

Chicago, IL, 05 Aug 2011

Merge Healthcare (NASDAQ: MRGE), a leading provider of enterprise imaging and interoperability solutions, and Ophthalmic Imaging Systems (OIS) (OTC/BB: OISI), one of the country’s top providers of digital imaging and informatics solutions for ophthalmology and other medical specialties, announced today the completion of Merge’s acquisition of Ophthalmic Imaging Systems (OIS) (OTC/BB: OISI).

Merge Healthcare will add OIS’ ophthalmic imaging and informatics solutions, including a highly regarded single platform electronic health record (EHR) and practice management system, a digital imaging management solution and a modular imaging device that can capture images of both the anterior and posterior segments of the eye to its growing portfolio which currently includes image interoperability solutions for radiology, cardiology, orthopaedics and surgery.

“This is an exciting time for Merge as demand for ophthalmic imaging solutions has increased due to factors such as an aging population, early disease recognition, and the growing need for portable diagnostic equipment,” said Jeff Surges, CEO of Merge Healthcare. “Plus, we are now in a unique position to capitalize on the growing EHR market specific to image-intensive specialties.”

“For patients and physicians, this acquisition will enable us to create a more effective and efficient electronic healthcare experience across an even wider range of image-intensive specialties,” continued Surges. “In terms of client growth, it will provide us with significant opportunities in 2012 and beyond as we can now provide our industry-leading image interoperability solutions to new markets.”

OIS’s client base of more than 2,000 sites – representing over 60% of the top ophthalmic institutions in the United States – will join Merge’s client base of 1,500 hospitals and 4,000 clinics and practices.

About Merge Healthcare

Merge Healthcare is the leading provider of enterprise imaging and interoperability solutions. Merge Healthcare solutions facilitate the sharing of images to create a more effective and efficient electronic healthcare experience for patients and physicians. Merge Healthcare provides enterprise imaging solutions for radiology, cardiology and orthopaedics; a suite of products for clinical trials; software for financial and pre-surgical management, and applications that fuel the largest modality vendors in the world. Merge Healthcare’s products have been used by healthcare providers, vendors and researchers worldwide to improve patient care for more than 20 years. Additional information can be found at www.merge.com.

Cautionary Notice Regarding Forward-Looking Statements

The matters discussed in this news release may include forward-looking statements, which could involve a number of risks and uncertainties. When used in this press release, the words “will,” “believes,” “intends,” “anticipates,” “expects” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those expressed in, or implied by, such forward-looking statements. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements

About Ophthalmic Imaging Systems

Ophthalmic Imaging Systems (www.oisi.com) is a leading provider of ophthalmic digital imaging and informatics systems. OIS designs, develops, manufactures and markets digital imaging systems, image management and integrated electronic medical records (“EMR”) and practice management (“PM”) solutions for the eye care market. With more than 25 years in the ophthalmic imaging business, OIS has consistently introduced new, innovative technologies. Through its wholly owned subsidiary, Abraxas Medical Solutions, OIS provides EMR and PM software to OB/GYN, orthopedic and primary care physicians. Both OIS EMR Version 4.1.7 and Abraxas EMR Version 4.1.7 are 2011/2012 compliant and have been certified as Complete EHR by the Certification Commission for Health Information Technology (CCHIT®), an Office of the National Coordinator – Authorized Testing and Certification Body. OIS markets and supports its products through an extensive network of dealers, distributors and direct representatives.

Ophthalmic Imaging Systems Cautionary Notice Regarding Forward-Looking Statements

Statements in this press release which are not historical data are forward-looking statements, which involve known and unknown risks, uncertainties, or other factors not under the OIS’ control, which may cause actual results, performance, or achievements of OIS to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in OIS’ periodic filings with the Securities and Exchange Commission.